Exhibit 99.1

INVESTOR RELATIONS: Caroline Rodda 212.810.3442	MEDIA RELATIONS: Brian Beades 212.810.5596

BlackRock Reports Full Year 2022 Diluted EPS of $33.97, or $35.36 as adjusted Fourth Quarter 2022 Diluted EPS of $8.29, or $8.93 as adjusted
New York, January 13, 2023 – BlackRock, Inc. (NYSE: BLK) today reported financial results for the three months and year ended December 31, 2022.

$146 billion of quarterly long-term net inflows, including $61 billion of active net inflows, with total net inflows of $114 billion reflecting net outflows from cash management

$393 billion of full year long-term net inflows, reflects 4% organic asset growth and positive organic base fee growth, led by record flows into bond ETFs, significant outsourcing mandates and growth in private markets

8% decrease in full year revenue primarily driven by the impact of significantly lower markets and dollar appreciation on average AUM and lower performance fees

Record full year net new sales of Aladdin and continued growth in technology services revenue despite the negative impact of foreign exchange movements

Restructuring charge of $91 million from initiative to modify the size and shape of the workforce to align more closely with strategic priorities, excluded from as adjusted results

14% decrease in full year operating income (13% as adjusted)

11% decrease in full year diluted EPS (13% as adjusted) also reflects a lower effective tax rate and lower nonoperating income in the current year

$4.9 billion returned to shareholders in 2022, including $1.9 billion of share repurchases

Laurence D. Fink, Chairman and CEO:

“BlackRock delivered over $300 billion of net inflows and positive organic base fee growth in 2022. These industry-leading results reflect the decisions by thousands of organizations and investors that continually place their trust in BlackRock. The consistency of our results – across all market environments – comes from our clients’ confidence in BlackRock’s performance, guidance, and fiduciary standards.

“BlackRock’s diversified investment and technology capabilities provide clients with more choice to address their unique risk preferences and priorities. In the United States alone, we generated $230 billion of long-term net inflows. Flows were positive across each of our three regions. iShares led the global ETF industry with $220 billion of net inflows, including record flows into bond ETFs. We continued to scale our private markets platform, raising $35 billion of capital, with particular strength in private credit and infrastructure. And we saw record net new sales of Aladdin, further underscoring its importance in periods of market volatility.

“We ended the year with strong momentum, generating $114 billion of fourth quarter net inflows, representing 3% annualized organic base fee growth, reflecting continued strength in ETFs and significant outsourcing mandates.

“Like our clients – pensions, insurers, governments, and individual savers – BlackRock’s focus remains on investing for the long term. The current environment offers incredible opportunities for long-term investors, and we enter 2023 well-positioned and confident in our ability to deliver for our clients, employees, and shareholders.”

FINANCIAL RESULTS

(in millions,	Q4	Q4	Full Year
except per share data)	2022	2021	2022	2021
AUM	$8,594,485	$10,010,143	$8,594,485	$10,010,143
% change	(14)%		(14)%
Average AUM	$8,417,215	$9,749,652	$8,948,570	$9,364,948
% change	(14)%		(4)%
Total net flows	$113,725	$211,736	$306,570	$539,654

GAAP basis:
Revenue	$4,337	$5,106	$17,873	$19,374
% change	(15)%		(8)%
Operating income	$1,427	$2,039	$6,385	$7,450
% change	(30)%		(14)%
Operating margin	32.9%	39.9%	35.7%	38.5%
Net income(1)	$1,259	$1,643	$5,178	$5,901
% change	(23)%		(12)%
Diluted EPS	$8.29	$10.63	$33.97	$38.22
% change	(22)%		(11)%
Weighted-average diluted shares	151.8	154.6	152.4	154.4
% change	(2)%		(1)%

As Adjusted(2):
Operating income	$1,577	$2,107	$6,711	$7,747
% change	(25)%		(13)%
Operating margin	41.2%	46.6%	42.8%	46.8%
Net income(1)	$1,356	$1,650	$5,391	$6,254
% change	(18)%		(14)%
Diluted EPS	$8.93	$10.68	$35.36	$40.51
% change	(16)%		(13)%
(1)	Net income represents net income attributable to BlackRock, Inc.
(2)

See notes (1) and (2) to the condensed consolidated statements of income and supplemental information on pages 10 through 12 for more information on as adjusted items and the reconciliation to GAAP. Beginning in the first quarter of 2022, BlackRock updated the definitions of operating income, as adjusted, operating margin, as adjusted, and net income attributable to BlackRock, Inc., as adjusted, to include new adjustments. Such measures have been recast for 2021 to reflect the inclusion of such new adjustments.

NET FLOW HIGHLIGHTS

	Q4	Full Year
(in billions)	2022	2022
Long-term net flows:	$146	$393

By region:

Americas	$104	$233
EMEA	32	73
APAC	10	87

By client type:

Retail:	$(15)	$(20)
US	(9)	(9)
International	(6)	(11)

ETFs:	$90	$220
Core equity	12	64
Strategic	53	146
Precision	25	10

Institutional:	$71	$192
Active	76	169
Index	(5)	24

Cash management net flows	$(32)	$(77)

Advisory net flows	$-	$(9)

Total net flows	$114	$307

BUSINESS RESULTS

					Q4 2022
			Q4 2022		Base fees (1)
			Base fees (1)	December 31, 2022	and securities
	Q4 2022	December 31, 2022	and securities	AUM	lending revenue
(in millions), (unaudited)	Net flows	AUM	lending revenue	% of Total	% of Total
RESULTS BY CLIENT TYPE
Retail	$(14,826)	$843,475	$1,021	10%	30%
ETFs	89,651	2,909,610	1,349	34%	39%
Institutional:
Active	76,030	1,641,591	601	19%	18%
Index	(5,172)	2,528,615	201	29%	6%
Total institutional	70,858	4,170,206	802	48%	24%
Long-term	145,683	7,923,291	3,172	92%	93%
Cash management	(31,958)	671,194	227	8%	7%
Total	$113,725	$8,594,485	$3,399	100%	100%

RESULTS BY INVESTMENT STYLE
Active	$61,376	$2,317,560	$1,576	27%	46%
Index and ETFs	84,307	5,605,731	1,596	65%	47%
Long-term	145,683	7,923,291	3,172	92%	93%
Cash management	(31,958)	671,194	227	8%	7%
Total	$113,725	$8,594,485	$3,399	100%	100%

RESULTS BY PRODUCT TYPE
Equity	$29,718	$4,435,354	$1,658	51%	49%
Fixed income	115,515	2,536,823	830	30%	24%
Multi-asset	2,112	684,904	293	8%	9%
Alternatives:
Illiquid alternatives	4,408	117,751	194	1%	6%
Liquid alternatives	(1,854)	80,654	150	1%	4%
Currency and commodities	(4,216)	67,805	47	1%	1%
Total Alternatives	(1,662)	266,210	391	3%	11%
Long-term	145,683	7,923,291	3,172	92%	93%
Cash management	(31,958)	671,194	227	8%	7%
Total	$113,725	$8,594,485	$3,399	100%	100%

(1)	Base fees include investment advisory and administration fees.

INVESTMENT PERFORMANCE AT December 31, 2022(1)

	One-year period	Three-year period	Five-year period
Fixed income:
Actively managed AUM above benchmark or peer median
Taxable	57%	83%	89%
Tax-exempt	31%	41%	44%
Index AUM within or above applicable tolerance	94%	90%	95%
Equity:
Actively managed AUM above benchmark or peer median
Fundamental	49%	62%	80%
Systematic	54%	76%	72%
Index AUM within or above applicable tolerance	97%	98%	98%

(1)	Past performance is not indicative of future results. The performance information shown is based on preliminary available data. Please refer to page 13 for performance disclosure detail.

TELECONFERENCE, WEBCAST AND PRESENTATION INFORMATION

Chairman and Chief Executive Officer, Laurence D. Fink, President, Robert S. Kapito, and Chief Financial Officer, Gary S. Shedlin, will host a teleconference call for investors and analysts on Friday, January 13, 2023 at 8:30 a.m. (Eastern Time). Members of the public who are interested in participating in the teleconference should dial, from the United States, (877) 502-9276, or from outside the United States, (313) 209-4906, shortly before 8:30 a.m. and reference the BlackRock Conference Call (ID Number 7681580). A live, listen-only webcast will also be available via the investor relations section of www.blackrock.com.

The webcast will be available for replay by 11:30 a.m. (Eastern Time) on Friday, January 13, 2023. To access the replay of the webcast, please visit the investor relations section of www.blackrock.com.

ABOUT BLACKROCK

BlackRock’s purpose is to help more and more people experience financial well-being. As a fiduciary to investors and a leading provider of financial technology, we help millions of people build savings that serve them throughout their lives by making investing easier and more affordable. For additional information on BlackRock, please visit www.blackrock.com/corporate | Twitter: @blackrock | LinkedIn: www.linkedin.com/company/blackrock.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND SUPPLEMENTAL INFORMATION

(in millions, except shares and per share data), (unaudited)

					Three Months
	Three Months Ended				Ended
	December 31,				September 30,
	2022	2021	Change		2022	Change
Revenue
Investment advisory, administration fees and securities lending revenue:
Investment advisory and administration fees	$3,260	$3,832	$(572)		$3,369	$(109)
Securities lending revenue	139	136	3		162	(23)
Total investment advisory, administration fees and securities lending revenue	3,399	3,968	(569)		3,531	(132)
Investment advisory performance fees	228	329	(101)		82	146
Technology services revenue	353	339	14		338	15
Distribution fees	314	411	(97)		325	(11)
Advisory and other revenue	43	59	(16)		35	8
Total revenue	4,337	5,106	(769)		4,311	26

Expense
Employee compensation and benefits	1,430	1,559	(129)		1,339	91
Distribution and servicing costs	497	587	(90)		536	(39)
Direct fund expense	275	319	(44)		318	(43)
General and administration expense	580	564	16		554	26
Restructuring charge	91	-	91		-	91
Amortization of intangible assets	37	38	(1)		38	(1)
Total expense	2,910	3,067	(157)		2,785	125

Operating income	1,427	2,039	(612)		1,526	(99)

Nonoperating income (expense)
Net gain (loss) on investments	207	75	132		174	33
Interest and dividend income	72	46	26		41	31
Interest expense	(54)	(50)	(4)		(50)	(4)
Total nonoperating income (expense)	225	71	154		165	60

Income before income taxes	1,652	2,110	(458)		1,691	(39)
Income tax expense	345	478	(133)		330	15
Net income	1,307	1,632	(325)		1,361	(54)
Less:
Net income (loss) attributable to noncontrolling interests	48	(11)	59		(45)	93
Net income attributable to BlackRock, Inc.	$1,259	$1,643	$(384)		$1,406	$(147)

Weighted-average common shares outstanding
Basic	150,035,914	151,822,226	(1,786,312)		150,644,985	(609,071)
Diluted	151,839,446	154,564,198	(2,724,752)		151,961,389	(121,943)
Earnings per share attributable to BlackRock, Inc. common stockholders
Basic	$8.39	$10.82	$(2.43)		$9.33	$(0.94)
Diluted	$8.29	$10.63	$(2.34)		$9.25	$(0.96)
Cash dividends declared and paid per share	$4.88	$4.13	$0.75		$4.88	$-

Supplemental information:

AUM (end of period)	$8,594,485	$10,010,143	$(1,415,658)		$7,961,373	$633,112
Shares outstanding (end of period)	149,756,492	151,684,491	(1,927,999)		150,461,863	(705,371)
GAAP:
Operating margin	32.9%	39.9%	(700)	bps	35.4%	(250)	bps
Effective tax rate	21.5%	22.6%	(110)	bps	19.0%	250	bps
As adjusted:
Operating income (1)	$1,577	$2,107	$(530)		$1,585	$(8)
Operating margin (1)	41.2%	46.6%	(540)	bps	42.0%	(80)	bps
Nonoperating income (expense), less net income (loss) attributable to noncontrolling interests	$177	$82	$95		$210	$(33)
Net income attributable to BlackRock, Inc. (2)	$1,356	$1,650	$(294)		$1,451	$(95)
Diluted earnings attributable to BlackRock, Inc. common stockholders per share (2)	$8.93	$10.68	$(1.75)		$9.55	$(0.62)
Effective tax rate	22.7%	24.6%	(190)	bps	19.2%	350	bps

See pages 10 through 12 for the reconciliation to GAAP and notes (1) and (2) to the condensed consolidated statements of income and supplemental information for more information on as adjusted items. Beginning in the first quarter of 2022, BlackRock updated the definitions of operating income, as adjusted, operating margin, as adjusted, and net income attributable to BlackRock, Inc., as adjusted, to include new adjustments. Such measures have been recast for 2021 to reflect the inclusion of such new adjustments.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND SUPPLEMENTAL INFORMATION

(in millions, except shares and per share data), (unaudited)

	Year Ended
	December 31,
	2022	2021	Change
Revenue
Investment advisory, administration fees and securities lending revenue:
Investment advisory and administration fees	$13,852	$14,705	$(853)
Securities lending revenue	599	555	44
Total investment advisory, administration fees and securities lending revenue	14,451	15,260	(809)
Investment advisory performance fees	514	1,143	(629)
Technology services revenue	1,364	1,281	83
Distribution fees	1,381	1,521	(140)
Advisory and other revenue	163	169	(6)
Total revenue	17,873	19,374	(1,501)

Expense
Employee compensation and benefits	5,681	6,043	(362)
Distribution and servicing costs	2,179	2,200	(21)
Direct fund expense	1,226	1,313	(87)
General and administration expense	2,160	2,221	(61)
Restructuring charge	91	-	91
Amortization of intangible assets	151	147	4
Total expense	11,488	11,924	(436)

Operating income	6,385	7,450	(1,065)

Nonoperating income (expense)
Net gain (loss) on investments	(35)	841	(876)
Interest and dividend income	152	87	65
Interest expense	(212)	(205)	(7)
Total nonoperating income (expense)	(95)	723	(818)

Income before income taxes	6,290	8,173	(1,883)
Income tax expense	1,296	1,968	(672)
Net income	4,994	6,205	(1,211)
Less:
Net income (loss) attributable to noncontrolling interests	(184)	304	(488)
Net income attributable to BlackRock, Inc.	$5,178	$5,901	$(723)

Weighted-average common shares outstanding
Basic	150,921,161	152,236,047	(1,314,886)
Diluted	152,440,471	154,404,357	(1,963,886)
Earnings per share attributable to BlackRock, Inc. common stockholders
Basic	$34.31	$38.76	$(4.45)
Diluted	$33.97	$38.22	$(4.25)
Cash dividends declared and paid per share	$19.52	$16.52	$3.00

Supplemental information:

AUM (end of period)	$8,594,485	$10,010,143	$(1,415,658)
Shares outstanding (end of period)	149,756,492	151,684,491	(1,927,999)
GAAP:
Operating margin	35.7%	38.5%	(280)	bps
Effective tax rate	20.0%	25.0%	(500)	bps
As adjusted:
Operating income (1)	$6,711	$7,747	$(1,036)
Operating margin (1)	42.8%	46.8%	(400)	bps
Nonoperating income (expense), less net income (loss) attributable to noncontrolling interests	$89	$419	$(330)
Net income attributable to BlackRock, Inc. (2)	$5,391	$6,254	$(863)
Diluted earnings attributable to BlackRock, Inc. common stockholders per share (2)	$35.36	$40.51	$(5.15)
Effective tax rate	20.7%	23.4%	(270)	bps

See pages 10 through 12 for the reconciliation to GAAP and notes (1) and (2) to the condensed consolidated statements of income and supplemental information for more information on as adjusted items. Beginning in the first quarter of 2022, BlackRock updated the definitions of operating income, as adjusted, operating margin, as adjusted, and net income attributable to BlackRock, Inc., as adjusted, to include new adjustments. Such measures have been recast for 2021 to reflect the inclusion of such new adjustments.

ASSETS UNDER MANAGEMENT

(in millions), (unaudited)

Current Quarter Component Changes by Client Type and Product Type
		Net
	September 30,	inflows	Market		December 31,
	2022	(outflows)	change	FX impact (1)	2022	Average AUM (2)
Retail:
Equity	$342,647	$(5,023)	$26,565	$6,423	$370,612	$365,372
Fixed income	294,977	(6,539)	6,574	4,102	299,114	296,911
Multi-asset	120,814	(2,721)	6,099	976	125,168	124,741
Alternatives	48,060	(543)	469	595	48,581	48,345
Retail subtotal	806,498	(14,826)	39,707	12,096	843,475	835,369
ETFs:
Equity	1,861,499	44,566	163,246	12,431	2,081,742	2,030,063
Fixed income	694,062	47,099	10,116	6,816	758,093	729,199
Multi-asset	7,273	1,198	373	31	8,875	8,044
Alternatives	58,576	(3,212)	5,440	96	60,900	59,085
ETFs subtotal	2,621,410	89,651	179,175	19,374	2,909,610	2,826,391
Institutional:
Active:
Equity	150,409	3,962	9,901	4,462	168,734	164,737
Fixed income	685,194	65,171	16,031	8,559	774,955	731,422
Multi-asset	502,787	4,278	24,437	12,967	544,469	530,135
Alternatives	148,895	2,619	(655)	2,574	153,433	150,652
Active subtotal	1,487,285	76,030	49,714	28,562	1,641,591	1,576,946
Index:
Equity	1,665,757	(13,787)	122,320	39,976	1,814,266	1,787,364
Fixed income	676,030	9,784	(18,457)	37,304	704,661	692,561
Multi-asset	6,571	(643)	297	167	6,392	6,578
Alternatives	3,703	(526)	67	52	3,296	3,561
Index subtotal	2,352,061	(5,172)	104,227	77,499	2,528,615	2,490,064
Institutional subtotal	3,839,346	70,858	153,941	106,061	4,170,206	4,067,010
Long-term	7,267,254	145,683	372,823	137,531	7,923,291	7,728,770
Cash management	694,119	(31,958)	1,360	7,673	671,194	688,445
Total	$7,961,373	$113,725	$374,183	$145,204	$8,594,485	$8,417,215
Current Quarter Component Changes by Investment Style and Product Type (Long-Term)
		Net
	September 30,	inflows	Market		December 31,
	2022	(outflows)	change	FX impact (1)	2022	Average AUM (2)
Active:
Equity	$359,587	$(694)	$26,195	$7,748	$392,836	$385,846
Fixed income	960,932	58,437	22,258	11,456	1,053,083	1,007,871
Multi-asset	623,594	1,557	30,536	13,942	669,629	654,868
Alternatives	196,953	2,076	(186)	3,169	202,012	198,997
Active subtotal	2,141,066	61,376	78,803	36,315	2,317,560	2,247,582
Index and ETFs:
ETFs:
Equity	1,861,499	44,566	163,246	12,431	2,081,742	2,030,063
Fixed income	694,062	47,099	10,116	6,816	758,093	729,199
Multi-asset	7,273	1,198	373	31	8,875	8,044
Alternatives	58,576	(3,212)	5,440	96	60,900	59,085
ETFs subtotal	2,621,410	89,651	179,175	19,374	2,909,610	2,826,391
Non-ETF Index:
Equity	1,799,226	(14,154)	132,591	43,113	1,960,776	1,931,627
Fixed income	695,269	9,979	(18,110)	38,509	725,647	713,023
Multi-asset	6,578	(643)	297	168	6,400	6,586
Alternatives	3,705	(526)	67	52	3,298	3,561
Non-ETF Index subtotal	2,504,778	(5,344)	114,845	81,842	2,696,121	2,654,797
Index and ETFs subtotal	5,126,188	84,307	294,020	101,216	5,605,731	5,481,188
Long-term	$7,267,254	$145,683	$372,823	$137,531	$7,923,291	$7,728,770
Current Quarter Component Changes by Product Type (Long-Term)
		Net
	September 30,	inflows	Market		December 31,
	2022	(outflows)	change	FX impact (1)	2022	Average AUM (2)
Equity	$4,020,312	$29,718	$322,032	$63,292	$4,435,354	$4,347,536
Fixed income	2,350,263	115,515	14,264	56,781	2,536,823	2,450,093
Multi-asset	637,445	2,112	31,206	14,141	684,904	669,498
Alternatives:
Illiquid alternatives	111,729	4,408	(626)	2,240	117,751	114,880
Liquid alternatives	81,418	(1,854)	275	815	80,654	80,432
Currency and commodities(3)	66,087	(4,216)	5,672	262	67,805	66,331
Alternatives subtotal	259,234	(1,662)	5,321	3,317	266,210	261,643
Long-term	$7,267,254	$145,683	$372,823	$137,531	$7,923,291	$7,728,770

(1)	Foreign exchange reflects the impact of translating non-US dollar denominated AUM into US dollars for reporting purposes.
(2)	Average AUM is calculated as the average of the month-end spot AUM amounts for the trailing four months.
(3)	Amounts include commodity ETFs.

ASSETS UNDER MANAGEMENT

(in millions), (unaudited)

Year-over-Year Component Changes by Client Type and Product Type
		Net
	December 31,	inflows	Market		December 31,
	2021	(outflows)	change	FX impact (1)	2022	Average AUM (2)
Retail:
Equity	$471,937	$(103)	$(90,767)	$(10,455)	$370,612	$401,582
Fixed income	365,306	(20,299)	(41,706)	(4,187)	299,114	323,500
Multi-asset	155,461	(3,143)	(26,064)	(1,086)	125,168	136,690
Alternatives	47,349	4,022	(2,271)	(519)	48,581	48,937
Retail subtotal	1,040,053	(19,523)	(160,808)	(16,247)	843,475	910,709
ETFs:
Equity	2,447,248	100,756	(449,140)	(17,122)	2,081,742	2,163,108
Fixed income	745,373	122,893	(103,957)	(6,216)	758,093	719,931
Multi-asset	9,119	1,333	(1,441)	(136)	8,875	8,231
Alternatives	65,614	(4,647)	70	(137)	60,900	66,599
ETFs subtotal	3,267,354	220,335	(554,468)	(23,611)	2,909,610	2,957,869
Institutional:
Active:
Equity	199,980	9,882	(34,912)	(6,216)	168,734	175,567
Fixed income	767,402	114,742	(95,291)	(11,898)	774,955	715,600
Multi-asset	642,951	33,950	(112,028)	(20,404)	544,469	571,448
Alternatives	146,384	10,252	(243)	(2,960)	153,433	150,357
Active subtotal	1,756,717	168,826	(242,474)	(41,478)	1,641,591	1,612,972
Index:
Equity	2,223,195	(5,432)	(341,087)	(62,410)	1,814,266	1,937,695
Fixed income	943,960	32,444	(203,501)	(68,242)	704,661	792,941
Multi-asset	8,963	(918)	(1,285)	(368)	6,392	7,550
Alternatives	5,534	(2,482)	569	(325)	3,296	4,696
Index subtotal	3,181,652	23,612	(545,304)	(131,345)	2,528,615	2,742,882
Institutional subtotal	4,938,369	192,438	(787,778)	(172,823)	4,170,206	4,355,854
Long-term	9,245,776	393,250	(1,503,054)	(212,681)	7,923,291	8,224,432
Cash management	755,057	(77,374)	1,071	(7,560)	671,194	719,284
Advisory	9,310	(9,306)	(4)	-	-	4,854
Total	$10,010,143	$306,570	$(1,501,987)	$(220,241)	$8,594,485	$8,948,570
Year-over-Year Component Changes by Investment Style and Product Type (Long-Term)
		Net
	December 31,	inflows	Market		December 31,
	2021	(outflows)	change	FX impact (1)	2022	Average AUM (2)
Active:
Equity	$507,103	$(2,672)	$(100,240)	$(11,355)	$392,836	$426,141
Fixed income	1,107,085	92,721	(132,590)	(14,133)	1,053,083	1,016,918
Multi-asset	798,404	30,806	(138,092)	(21,489)	669,629	708,130
Alternatives	193,733	14,273	(2,516)	(3,478)	202,012	199,294
Active subtotal	2,606,325	135,128	(373,438)	(50,455)	2,317,560	2,350,483
Index and ETFs:
ETFs:
Equity	2,447,248	100,756	(449,140)	(17,122)	2,081,742	2,163,108
Fixed income	745,373	122,893	(103,957)	(6,216)	758,093	719,931
Multi-asset	9,119	1,333	(1,441)	(136)	8,875	8,231
Alternatives	65,614	(4,647)	70	(137)	60,900	66,599
ETFs subtotal	3,267,354	220,335	(554,468)	(23,611)	2,909,610	2,957,869
Non-ETF Index:
Equity	2,388,009	7,019	(366,526)	(67,726)	1,960,776	2,088,703
Fixed income	969,583	34,166	(207,908)	(70,194)	725,647	815,123
Multi-asset	8,971	(917)	(1,285)	(369)	6,400	7,558
Alternatives	5,534	(2,481)	571	(326)	3,298	4,696
Non-ETF Index subtotal	3,372,097	37,787	(575,148)	(138,615)	2,696,121	2,916,080
Index and ETFs subtotal	6,639,451	258,122	(1,129,616)	(162,226)	5,605,731	5,873,949
Long-term	$9,245,776	$393,250	$(1,503,054)	$(212,681)	$7,923,291	$8,224,432
Year-over-Year Component Changes by Product Type (Long-Term)
		Net
	December 31,	inflows	Market		December 31,
	2021	(outflows)	change	FX impact (1)	2022	Average AUM (2)
Equity	$5,342,360	$105,103	$(915,906)	$(96,203)	$4,435,354	$4,677,952
Fixed income	2,822,041	249,780	(444,455)	(90,543)	2,536,823	2,551,972
Multi-asset	816,494	31,222	(140,818)	(21,994)	684,904	723,919
Alternatives:
Illiquid alternatives	102,579	16,052	1,112	(1,992)	117,751	111,075
Liquid alternatives	87,348	(1,690)	(3,710)	(1,294)	80,654	84,024
Currency and commodities(3)	74,954	(7,217)	723	(655)	67,805	75,490
Alternatives subtotal	264,881	7,145	(1,875)	(3,941)	266,210	270,589
Long-term	$9,245,776	$393,250	$(1,503,054)	$(212,681)	$7,923,291	$8,224,432

(1)	Foreign exchange reflects the impact of translating non-US dollar denominated AUM into US dollars for reporting purposes.
(2)	Average AUM is calculated as the average of the month-end spot AUM amounts for the trailing thirteen months.
(3)	Amounts include commodity ETFs.

SUMMARY OF REVENUE

	Three Months			Three Months		Year
	Ended			Ended		Ended
	December 31,			September 30,		December 31,
(in millions), (unaudited)	2022	2021	Change	2022	Change	2022	2021	Change
Investment advisory, administration fees and securities lending revenue:
Equity:
Active	$478	$680	$(202)	$503	$(25)	$2,147	$2,571	$(424)
ETFs	1,021	1,222	(201)	1,063	(42)	4,345	4,658	(313)
Non-ETF Index	159	190	(31)	179	(20)	711	771	(60)
Equity subtotal	1,658	2,092	(434)	1,745	(87)	7,203	8,000	(797)
Fixed income:
Active	462	560	(98)	478	(16)	1,977	2,191	(214)
ETFs	283	308	(25)	276	7	1,122	1,201	(79)
Non-ETF Index	85	121	(36)	91	(6)	396	471	(75)
Fixed income subtotal	830	989	(159)	845	(15)	3,495	3,863	(368)
Multi-asset	293	373	(80)	316	(23)	1,299	1,414	(115)
Alternatives:
Illiquid alternatives	194	167	27	184	10	741	668	73
Liquid alternatives	150	169	(19)	155	(5)	633	629	4
Currency and commodities	47	53	(6)	51	(4)	216	216	-
Alternatives subtotal	391	389	2	390	1	1,590	1,513	77
Long-term	3,172	3,843	(671)	3,296	(124)	13,587	14,790	(1,203)
Cash management	227	125	102	235	(8)	864	470	394
Total investment advisory, administration fees and securities lending revenue	3,399	3,968	(569)	3,531	(132)	14,451	15,260	(809)
Investment advisory performance fees:
Equity	36	83	(47)	(2)	38	49	153	(104)
Fixed income	6	17	(11)	(3)	9	25	48	(23)
Multi-asset	11	15	(4)	2	9	25	32	(7)
Alternatives:
Illiquid alternatives	115	61	54	79	36	296	208	88
Liquid alternatives	60	153	(93)	6	54	119	702	(583)
Alternatives subtotal	175	214	(39)	85	90	415	910	(495)
Total performance fees	228	329	(101)	82	146	514	1,143	(629)
Technology services revenue	353	339	14	338	15	1,364	1,281	83
Distribution fees:
Retrocessions	237	302	(65)	241	(4)	1,026	1,098	(72)
12b-1 fees (US mutual fund distribution fees)	69	95	(26)	75	(6)	312	358	(46)
Other	8	14	(6)	9	(1)	43	65	(22)
Total distribution fees	314	411	(97)	325	(11)	1,381	1,521	(140)
Advisory and other revenue:
Advisory	17	31	(14)	8	9	56	68	(12)
Other	26	28	(2)	27	(1)	107	101	6
Total advisory and other revenue	43	59	(16)	35	8	163	169	(6)
Total revenue	$4,337	$5,106	$(769)	$4,311	$26	$17,873	$19,374	$(1,501)

Highlights

•

Investment advisory, administration fees and securities lending revenue decreased $569 million from the fourth quarter of 2021, primarily driven by the negative impact of market beta and foreign exchange movements on average AUM, partially offset by the elimination of yield-related fee waivers on money market funds. Securities lending revenue of $139 million increased from $136 million in the fourth quarter of 2021.

Investment advisory, administration fees and securities lending revenue decreased $132 million from the third quarter of 2022, primarily driven by the negative impact of market beta and foreign exchange movements on average AUM. Securities lending revenue of $139 million decreased from $162 million in the third quarter of 2022, primarily reflecting lower spreads.

•

Performance fees decreased $101 million from the fourth quarter of 2021, reflecting lower revenue from liquid alternative and long-only products, partially offset by higher revenue from illiquid alternative products.

Performance fees increased $146 million from the third quarter of 2022, due to higher revenue from alternative and long-only products.

•

Technology services revenue increased $14 million from the fourth quarter of 2021 and $15 million from the third quarter of 2022, reflecting continued strong client demand for Aladdin, despite the negative impact of foreign exchange movements. Technology services annual contract value (“ACV”)(1) increased 8% from the fourth quarter of 2021, and was similarly impacted by foreign exchange headwinds.

(1)	See note (3) to the condensed consolidated statements of income and supplemental information on page 12 for more information on ACV.

SUMMARY OF OPERATING EXPENSE

	Three Months			Three Months		Year
	Ended			Ended		Ended
	December 31,			September 30,		December 31,
(in millions), (unaudited)	2022	2021	Change	2022	Change	2022	2021	Change
Operating expense
Employee compensation and benefits	$1,430	$1,559	$(129)	$1,339	$91	$5,681	$6,043	$(362)
Distribution and servicing costs:
Retrocessions	237	302	(65)	241	(4)	1,026	1,098	(72)
12b-1 costs	68	93	(25)	74	(6)	306	350	(44)
Other	192	192	-	221	(29)	847	752	95
Total distribution and servicing costs	497	587	(90)	536	(39)	2,179	2,200	(21)
Direct fund expense	275	319	(44)	318	(43)	1,226	1,313	(87)
General and administration expense:
Marketing and promotional	100	96	4	95	5	331	238	93
Occupancy and office related	99	114	(15)	99	-	403	364	39
Portfolio services	71	68	3	73	(2)	280	263	17
Sub-advisory	17	27	(10)	21	(4)	80	99	(19)
Technology	151	135	16	156	(5)	600	508	92
Professional services	51	57	(6)	47	4	180	179	1
Communications	12	11	1	11	1	44	44	-
Foreign exchange remeasurement	8	1	7	3	5	10	4	6
Contingent consideration fair value adjustments	1	1	-	1	-	3	34	(31)
Product launch costs	6	-	6	-	6	6	274	(268)
Other general and administration	64	54	10	48	16	223	214	9
Total general and administration expense	580	564	16	554	26	2,160	2,221	(61)
Restructuring charge	91	-	91	-	91	91	-	91
Amortization of intangible assets	37	38	(1)	38	(1)	151	147	4
Total operating expense	$2,910	$3,067	$(157)	$2,785	$125	$11,488	$11,924	$(436)

Highlights

•

Employee compensation and benefits expense decreased $129 million from the fourth quarter of 2021, primarily resulting from lower incentive compensation, driven by lower operating income, and the lower mark-to-market impact of certain deferred compensation programs.

Employee compensation and benefits expense increased $91 million from the third quarter of 2022, primarily reflecting higher incentive compensation driven by higher performance fees.

•	Direct fund expense decreased $44 million from the fourth quarter of 2021, primarily reflecting lower average index AUM.

Direct fund expense decreased $43 million from the third quarter of 2022, primarily reflecting lower average index AUM and certain rebates that seasonally occur in the fourth quarter.

•

General and administration expense increased $16 million from the fourth quarter of 2021, primarily driven by higher technology expense, the impact of foreign exchange remeasurement and higher product launch costs, partially offset by lower occupancy and office related expense, and lower sub-advisory expense.

General and administration expense increased $26 million from the third quarter of 2022.

•

A restructuring charge of $91 million, primarily comprised of severance and accelerated amortization expense of previously granted deferred compensation awards, was recorded in the fourth quarter of 2022 in connection with an initiative to modify the size and shape of the workforce to align more closely with strategic priorities. The restructuring charge has been excluded from our “as adjusted” financial results. See pages 10 through 12 for the reconciliation to GAAP and notes (1) and (2) to the condensed consolidated statements of income and supplemental information for more information on as adjusted items.

SUMMARY OF NONOPERATING INCOME (expense), less net income (loss) attributable TO noncontrolling interests

	Three Months			Three Months		Year
	Ended			Ended		Ended
	December 31,			September 30,		December 31,
(in millions), (unaudited)	2022	2021	Change	2022	Change	2022	2021	Change
Nonoperating income (expense), GAAP basis	$225	$71	$154	$165	$60	$(95)	$723	$(818)
Less: Net income (loss) attributable to noncontrolling interests ("NCI")	48	(11)	59	(45)	93	(184)	304	(488)
Nonoperating income (expense)(1)	$177	$82	$95	$210	$(33)	$89	$419	$(330)

	Three Months			Three Months		Year
	Ended			Ended		Ended
	December 31,			September 30,		December 31,
(in millions), (unaudited)	2022	2021	Change	2022	Change	2022	2021	Change
Net gain (loss) on investments(1)
Private equity	$66	$66	$-	$20	$46	$88	$278	$(190)
Real assets	5	10	(5)	9	(4)	28	20	8
Other alternatives(2)	5	4	1	1	4	5	47	(42)
Other investments(3)	44	(15)	59	(58)	102	(201)	22	(223)
Subtotal	120	65	55	(28)	148	(80)	367	(447)
Other gains (losses)(4)	39	21	18	247	(208)	229	170	59
Total net gain (loss) on investments(1)	159	86	73	219	(60)	149	537	(388)
Interest and dividend income	72	46	26	41	31	152	87	65
Interest expense	(54)	(50)	(4)	(50)	(4)	(212)	(205)	(7)
Net interest income (expense)	18	(4)	22	(9)	27	(60)	(118)	58
Nonoperating income (expense)(1)	$177	$82	$95	$210	$(33)	$89	$419	$(330)

(1)

Net of net income (loss) attributable to NCI. Management believes nonoperating income (expense), as adjusted, is an effective measure for reviewing BlackRock’s nonoperating results, which ultimately impacts BlackRock’s book value. For more information on other as adjusted items see notes (1) and (2) to the condensed consolidated statements of income and supplemental information on pages 11 through 12.

(2)	Amounts primarily include net gains (losses) related to credit funds, direct hedge fund strategies and hedge fund solutions.
(3)	Amounts primarily include net gains (losses) related to unhedged investments.
(4)

The amounts for the year ended December 31, 2022 and 2021 primarily include nonoperating noncash pre-tax gains in connection with the Company’s strategic minority investment in iCapital Network, Inc. of approximately $267 million and $119 million, respectively. The amounts for the year ended December 31, 2021 also include nonoperating noncash pre-tax gains in connection with the Company’s strategic minority investment in Scalable Capital Limited of approximately $46 million. Additional amounts include noncash pre-tax gains (losses) related to the revaluation of certain other minority investments.

INCOME TAX EXPENSE

	Three Months				Three Months			Year
	Ended				Ended			Ended
	December 31,				September 30,			December 31,
(in millions), (unaudited)	2022	2021	Change		2022	Change		2022	2021	Change
Income tax expense	$345	$478	$(133)		$330	$15		$1,296	$1,968	$(672)
Effective tax rate	21.5%	22.6%	(110	) bps	19.0%	250	bps	20.0%	25.0%	(500	) bps

Highlights

•

Fourth quarter 2022 income tax expense includes a $28 million net discrete tax benefit, of which $17 million is associated with the net noncash tax benefit related to the revaluation of certain deferred income tax liabilities.

•	Fourth quarter 2021 income tax expense includes a $45 million net noncash tax benefit related to the revaluation of certain deferred income tax liabilities.
•	Third quarter 2022 income tax expense included approximately $93 million of discrete tax benefits related to the resolution of certain outstanding tax matters.

RECONCILIATION OF GAAP OPERATING INCOME AND OPERATING MARGIN TO OPERATING INCOME AND OPERATING MARGIN, AS ADJUSTED
	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
(in millions), (unaudited)	2022	2021	2022	2022	2021
Operating income, GAAP basis	$1,427	$2,039	$1,526	$6,385	$7,450
Non-GAAP expense adjustments:
Restructuring charge	91	-	-	91	-
Amortization of intangible assets	37	38	38	151	147
Acquisition-related compensation costs	6	12	5	24	88
Contingent consideration fair value adjustments	1	1	1	3	34
Lease cost - Hudson Yards	15	17	15	57	28
Operating income, as adjusted (1)	1,577	2,107	1,585	6,711	7,747
Product launch costs and commissions	6	-	-	6	284
Operating income used for operating margin measurement	$1,583	$2,107	$1,585	$6,717	$8,031
Revenue, GAAP basis	$4,337	$5,106	$4,311	$17,873	$19,374
Non-GAAP adjustments:
Distribution fees	(314)	(411)	(325)	(1,381)	(1,521)
Investment advisory fees	(183)	(176)	(211)	(798)	(679)
Revenue used for operating margin measurement	$3,840	$4,519	$3,775	$15,694	$17,174
Operating margin, GAAP basis	32.9%	39.9%	35.4%	35.7%	38.5%
Operating margin, as adjusted (1)	41.2%	46.6%	42.0%	42.8%	46.8%

See note (1) to the condensed consolidated statements of income and supplemental information on page 11 for more information on as adjusted items.

RECONCILIATION OF GAAP NET INCOME ATTRIBUTABLE TO BLACKROCK TO NET INCOME ATTRIBUTABLE TO BLACKROCK, AS ADJUSTED
	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
(in millions, except per share data), (unaudited)	2022	2021	2022	2022	2021
Net income attributable to BlackRock, Inc., GAAP basis	$1,259	$1,643	$1,406	$5,178	$5,901
Non-GAAP adjustments:
Restructuring charge, net of tax	69	-	-	69	-
Amortization of intangible assets, net of tax	27	29	29	114	112
Acquisition-related compensation costs, net of tax	5	9	4	19	67
Contingent consideration fair value adjustments, net of tax	1	1	1	3	26
Lease cost - Hudson Yards, net of tax	12	13	11	43	22
Income tax matters	(17)	(45)	-	(35)	126
Net income attributable to BlackRock, Inc., as adjusted (2)	$1,356	$1,650	$1,451	$5,391	$6,254
Diluted weighted-average common shares outstanding	151.8	154.6	152.0	152.4	154.4
Diluted earnings per common share, GAAP basis	$8.29	$10.63	$9.25	$33.97	$38.22
Diluted earnings per common share, as adjusted (2)	$8.93	$10.68	$9.55	$35.36	$40.51

See note (2) to the condensed consolidated statements of income and supplemental information on page 12 for more information on as adjusted items.

NOTES TO CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND SUPPLEMENTAL INFORMATION (unaudited)

BlackRock reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”); however, management believes evaluating the Company’s ongoing operating results may be enhanced if investors have additional non-GAAP financial measures. Adjustments to GAAP financial measures (“non-GAAP adjustments”) include certain items management deems nonrecurring or that occur infrequently, transactions that ultimately will not impact BlackRock’s book value or certain tax items that do not impact cash flow. Management reviews non-GAAP financial measures, in addition to GAAP financial measures, to assess ongoing operations and considers them to be helpful, for both management and investors, in evaluating BlackRock’s financial performance over time. Management also uses non-GAAP financial measures as a benchmark to compare its performance with other companies and to enhance comparability for the reporting periods presented. Non-GAAP measures may pose limitations because they do not include all of BlackRock’s revenue and expense. BlackRock’s management does not advocate that investors consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Non-GAAP measures may not be comparable to other similarly titled measures of other companies.

Beginning in the first quarter of 2022, the Company updated its definition of operating income, as adjusted, operating margin, as adjusted, and net income attributable to BlackRock, Inc., as adjusted, to include adjustments related to amortization of intangible assets, other acquisition-related costs, including compensation costs for nonrecurring retention-related deferred compensation, and contingent consideration fair value adjustments incurred in connection with certain acquisitions. Such measures have been recast for 2021 to reflect the inclusion of such new adjustments. For further information, refer to the Current Report on Form 8-K furnished on April 13, 2022.

Computations for all periods are derived from the condensed consolidated statements of income as follows:

(1) Operating income, as adjusted, and operating margin, as adjusted: Management believes operating income, as adjusted, and operating margin, as adjusted, are effective indicators of BlackRock’s financial performance over time, and, therefore, provide useful disclosure to investors. Management believes that operating margin, as adjusted, reflects the Company’s long-term ability to manage ongoing costs in relation to its revenues. The Company uses operating margin, as adjusted, to assess the Company’s financial performance, to determine the long-term and annual compensation of the Company’s senior-level employees and to evaluate the Company’s relative performance against industry peers. Furthermore, this metric eliminates margin variability arising from the accounting of revenues and expenses related to distributing different product structures in multiple distribution channels utilized by asset managers.

•

Operating income, as adjusted, includes non-GAAP expense adjustments. Beginning in the first quarter of 2022, the Company updated its definition of operating income, as adjusted, to include adjustments related to amortization of intangible assets, other acquisition-related costs, including compensation costs for nonrecurring retention-related deferred compensation, and contingent consideration fair value adjustments incurred in connection with certain acquisitions. Management believes excluding the impact of these expenses when calculating operating income, as adjusted, provides a helpful indication of the Company’s financial performance over time, thereby providing helpful information for both management and investors while also increasing comparability with other companies. In the fourth quarter of 2022, the Company recorded a restructuring charge primarily comprised of severance and accelerated amortization expense of previously granted deferred compensation awards in connection with an initiative to modify the size and shape of the workforce to align more closely with strategic priorities. In addition, the Company recorded an expense related to the lease of office space for its new headquarters located at 50 Hudson Yards in New York (“Lease cost – Hudson Yards”) from August 2021, when it obtained access to the building to begin its tenant improvements. The Company will begin cash lease payments related to the new headquarters in May 2023. As a result, the Company is recognizing lease expense for both its current and new headquarters until its current headquarters lease expires in April 2023. Management believes excluding the impact of the restructuring charge and Lease cost – Hudson Yards when calculating operating income, as adjusted, is useful to assess the Company’s financial performance, ongoing operations, and enhances comparability among periods presented.

•

Operating income used for measuring operating margin, as adjusted, is equal to operating income, as adjusted, excluding the impact of product launch costs (e.g. closed-end fund launch costs) and related commissions. Management believes the exclusion of such costs and related commissions is useful because these costs can fluctuate considerably and revenue associated with the expenditure of these costs will not fully impact BlackRock’s results until future periods.

•

Revenue used for calculating operating margin, as adjusted, is reduced to exclude all of the Company’s distribution fees, which are recorded as a separate line item on the condensed consolidated statements of income, as well as a portion of investment advisory fees received that is used to pay distribution and servicing costs. For certain products, based on distinct arrangements, distribution fees are collected by the Company and then passed-through to third-party client intermediaries. For other products, investment advisory fees are collected by the Company and a portion is passed-through to third-party client intermediaries. However, in both structures, the third-party client intermediary similarly owns the relationship with the retail client and is responsible for distributing the product and servicing the client. The amount of distribution and investment advisory fees fluctuates each period primarily based on a predetermined percentage of the value of AUM during the period. These fees also vary based on the type of investment product sold and the geographic location where it is sold. In addition, the Company may waive fees on certain products that could result in the reduction of payments to the third-party intermediaries.

(2) Net income attributable to BlackRock, Inc., as adjusted: Management believes net income attributable to BlackRock, Inc., as adjusted, and diluted earnings per common share, as adjusted, are useful measures of BlackRock’s profitability and financial performance. Net income attributable to BlackRock, Inc., as adjusted, equals net income attributable to BlackRock, Inc., GAAP basis, adjusted for significant nonrecurring items, charges that ultimately will not impact BlackRock’s book value or certain tax items that do not impact cash flow.

See note (1) above regarding operating income, as adjusted, and operating margin, as adjusted, for information on the updated presentation of non-GAAP expense adjustments related to amortization of intangible assets, other acquisition-related costs, including compensation costs for nonrecurring retention-related deferred compensation, and contingent consideration fair value adjustments incurred in connection with certain acquisitions, restructuring charge, as well as previously reported Lease cost – Hudson Yards.

Per share amounts reflect net income attributable to BlackRock, Inc., as adjusted divided by diluted weighted-average common shares outstanding.

(3) ACV: Management believes ACV is an effective metric for reviewing BlackRock’s technology services’ ongoing contribution to its operating results and provides comparability of this information among reporting periods while also providing a useful supplemental metric for both management and investors of BlackRock’s growth in technology services revenue over time, as it is linked to the net new business in technology services. ACV represents forward-looking, annualized estimated value of the recurring subscription fees under client contracts, assuming all client contracts that come up for renewal are renewed, unless we received a notice of termination, even though such notice may not be effective until a later date. ACV also includes the annualized estimated value of new sales, for existing and new clients, when we execute client contracts, even though the recurring fees may not be effective until a later date and excludes nonrecurring fees such as implementation and consulting fees.

FORWARD-LOOKING STATEMENTS

This earnings release, and other statements that BlackRock may make, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to BlackRock’s future financial or business performance, strategies or expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” and similar expressions.

BlackRock cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and BlackRock assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

BlackRock has previously disclosed risk factors in its Securities and Exchange Commission (“SEC”) reports. These risk factors and those identified elsewhere in this earnings release, among others, could cause actual results to differ materially from forward-looking statements or historical performance and include: (1) a pandemic or health crisis, including the COVID-19 pandemic, and its continued impact on financial institutions, the global economy or capital markets, as well as BlackRock’s products, clients, vendors and employees, and BlackRock’s results of operations, the full extent of which may be unknown; (2) the introduction, withdrawal, success and timing of business initiatives and strategies; (3) changes and volatility in political, economic or industry conditions, the interest rate environment, foreign exchange rates or financial and capital markets, which could result in changes in demand for products or services or in the value of assets under management (“AUM”); (4) the relative and absolute investment performance of BlackRock’s investment products; (5) BlackRock’s ability to develop new products and services that address client preferences; (6) the impact of increased competition; (7) the impact of future acquisitions or divestitures; (8) BlackRock’s ability to integrate acquired businesses successfully; (9) the unfavorable resolution of legal proceedings; (10) the extent and timing of any share repurchases; (11) the impact, extent and timing of technological changes and the adequacy of intellectual property, data, information and cybersecurity protection; (12) attempts to circumvent BlackRock’s operational control environment or the potential for human error in connection with BlackRock’s operational systems; (13) the impact of legislative and regulatory actions and reforms and regulatory, supervisory or enforcement actions of government agencies relating to BlackRock; (14) changes in law and policy and uncertainty pending any such changes; (15) any failure to effectively manage conflicts of interest; (16) damage to BlackRock’s reputation; (17) geopolitical unrest, terrorist activities, civil or international hostilities, including the war between Russia and Ukraine, and natural disasters, which may adversely affect the general economy, domestic and local financial and capital markets, specific industries or BlackRock; (18) climate-related risks to BlackRock's business, products, operations and clients; (19) the ability to attract and retain highly talented professionals; (20) fluctuations in the carrying value of BlackRock’s economic investments; (21) the impact of changes to tax legislation, including income, payroll and transaction taxes, and taxation on products or transactions, which could affect the value proposition to clients and, generally, the tax position of the Company; (22) BlackRock’s success in negotiating distribution arrangements and maintaining distribution channels for its products; (23) the failure by key third-party providers of BlackRock to fulfill their obligations to the Company; (24) operational, technological and regulatory risks associated with BlackRock’s major technology partnerships; (25) any disruption to the operations of third parties whose functions are integral to BlackRock’s exchange-traded funds (“ETF”) platform; (26) the impact of BlackRock electing to provide support to its products from time to time and any potential liabilities related to securities lending or other indemnification obligations; and (27) the impact of problems at other financial institutions or the failure or negative performance of products at other financial institutions.

BlackRock’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and BlackRock’s subsequent filings with the SEC, accessible on the SEC’s website at www.sec.gov and on BlackRock’s website at www.blackrock.com, discuss these factors in more detail and identify additional factors that can affect forward-looking statements. The information contained on the Company’s website is not a part of this earnings release.

PERFORMANCE NOTES

Past performance is not indicative of future results. Except as specified, the performance information shown is as of December 31, 2022 and is based on preliminary data available at that time. The performance data shown reflects information for all actively and passively managed equity and fixed income accounts, including US registered investment companies, European-domiciled retail funds and separate accounts for which performance data is available, including performance data for high net worth accounts available as of November 30, 2022. The performance data does not include accounts terminated prior to December 31, 2022 and accounts for which data has not yet been verified. If such accounts had been included, the performance data provided may have substantially differed from that shown.

Performance comparisons shown are gross-of-fees for institutional and high net worth separate accounts, and net-of-fees for retail funds. The performance tracking shown for index accounts is based on gross-of-fees performance and includes all institutional accounts and all iShares® funds globally using an index strategy. AUM information is based on AUM available as of December 31, 2022 for each account or fund in the asset class shown without adjustment for overlapping management of the same account or fund. Fund performance reflects the reinvestment of dividends and distributions.

Performance shown is derived from applicable benchmarks or peer median information, as selected by BlackRock, Inc. Peer medians are based in part on data either from Lipper, Inc. or Morningstar, Inc. for each included product.